                                                                    Exhibit 10.6

                                                                  EXECUTION COPY

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                               KFW LOAN AGREEMENT

                                     between

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                   as Borrower

                                       and

                                      KfW,
                                    as Lender

                         Dated as of September 30, 2005

                                  US$22,500,000

================================================================================

                                TABLE OF CONTENTS

          This table of contents is not part of the Agreement to which it is attached, but is inserted for convenience only.

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   1.01 Definitions......................................................     1
   1.02 Other Definitions; Interpretation................................     3
   1.03 Incorporation by Reference.......................................     3
   1.04 Types of Loans...................................................     4

ARTICLE II THE LOANS.....................................................     4
   2.01 Loans............................................................     4
   2.02 Manner of Borrowing..............................................     4
   2.03 Certain Notices..................................................     5
   2.04 Conversions into Fixed Rate Loans................................     5
   2.05 Reduction in Commitment..........................................     5
   2.06 Availability Period..............................................     5

ARTICLE III PRINCIPAL, INTEREST AND PROMISSORY NOTES.....................     5
   3.01 Principal........................................................     5
   3.02 Interest.........................................................     5
   3.03 Post-Default Interest............................................     6
   3.04 Promissory Notes.................................................     6
   3.05 Selection of Fixed Rates.........................................     7
   3.06 Consolidation of Applicable Base Rate for Fixed Rate Loans.......     7

ARTICLE IV COMMISSIONS...................................................     7
   4.01 Commitment Commission............................................     7
   4.02 Loan Management Commission.......................................     7
   4.03 Facility Fee.....................................................     7

ARTICLE V THE HERMES GUARANTEE...........................................     8
   5.01 The HERMES Guarantee.............................................     8
   5.02 Information......................................................     8
   5.03 KfW's Right to Demand Information and Give Approval Regarding
           Export Contracts..............................................     8

ARTICLE VI PREPAYMENT....................................................     8
   6.01 Voluntary Prepayments............................................     8
   6.02 Pro Rata Prepayment..............................................     9
   6.03 Prepayment Compensation for Fixed Rate Loans.....................     9
   6.04 Mandatory Prepayments............................................    10

                               KfW Loan Agreement

ARTICLE VII PAYMENTS.....................................................    10
   7.01 Payments.........................................................    10
   7.02 Non-Business Days................................................    10
   7.03 Computations.....................................................    11

ARTICLE VIII CERTAIN INDEMNITIES.........................................    11
   8.01 Increased Cost of Loans..........................................    11
   8.02 Alternative Interest Rate........................................    11
   8.03 Mitigation.......................................................    12

ARTICLE IX CONDITIONS OF LENDING.........................................    12
   9.01 Initial Loan.....................................................    12
   9.02 Additional Conditions............................................    13

ARTICLE X COVENANTS......................................................    14

ARTICLE XI REPRESENTATIONS AND WARRANTIES................................    14

ARTICLE XII EVENTS OF DEFAULT; REMEDIES..................................    14
   12.01 Events of Default...............................................    14
   12.02 Remedies........................................................    14
   12.03 Suspension, Cancellation or Termination of Commitment...........    14

ARTICLE XIII MISCELLANEOUS...............................................    14
   13.01 No Waiver.......................................................    14
   13.02 No Immunity.....................................................    15
   13.03 Jurisdiction and Service of Process.............................    15
   13.04 GOVERNING LAW...................................................    15
   13.05 Assignments and Participations; Information.....................    15
   13.06 Amendments, Etc.................................................    16
   13.07 Counterparts....................................................    16
   13.08 Judgment Currency...............................................    16
   13.09 Successors and Assigns..........................................    16
   13.10 Stamp Taxes.....................................................    16
   13.11 Survival........................................................    17
   13.12 Severability....................................................    17
   13.13 WAIVER OF JURY TRIAL............................................    17
   13.14 Notices.........................................................    17
   13.15 English Language................................................    17
   13.16 No Restriction..................................................    17

EXHIBIT A - Amortization Schedule

EXHIBIT B - Form of Promissory Note

EXHIBIT C - Form of KfW Loan Agreement Drawdown Certificate

                               KfW Loan Agreement

                               KfW LOAN AGREEMENT

          KfW LOAN AGREEMENT dated as of September 30, 2005 (this "Agreement") between SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "Borrower"), and KfW, a corporation under the public law of the Federal Republic of Germany ("KfW").

          KfW is majority-owned by the German government and in accordance with its Bylaws and institutional objectives, KfW has agreed to grant a credit facility to the Borrower for purposes of developing and promoting mining activities in Peru.

          For purposes of financing in part the development by the Borrower of the Sulfide Project (referred to in the Master Participation Agreement referred to below), the Borrower is entering into various loan and credit agreements, including this Agreement, setting out the terms upon which financing is to be provided for such development. In conjunction therewith, the Borrower, KfW, JBIC, the Lead JBIC Arrangers, the Commercial Banks and the Administrative Agent are entering into a master participation agreement (the "Master Participation Agreement"), containing certain representations, covenants, undertakings and security for the common benefit of the Senior Facility Lenders providing the Senior Facility Loans (as defined in the Master Participation Agreement). Also in connection therewith, the Parent Companies shall enter into a transfer restrictions agreement (the Transfer Restrictions Agreement referred to in the Master Participation Agreement), for the common benefit of such Senior Facility Lenders, and the Parent Companies shall enter into a Completion Guarantee (the Completion Guarantee referred to in the Master Participation Agreement) guaranteeing the payment of the Senior Loan Obligations until Completion and containing undertakings regarding Completion of the Sulfide Project. Based on the foregoing, KfW is prepared, on the terms and subject to the conditions set forth herein and in the other Financing Documents, to make Loans to the Borrower that constitute Loans in an aggregate principal amount up to US$22,500,000 for the purchase of equipment and services delivered by the Exporter under the Export Contracts in connection with the development of the Sulfide Project.

          Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.01 Definitions. Terms defined in this Agreement shall have their respective defined meanings as provided herein. Capitalized terms used herein (including the preamble and recital of this Agreement) and not otherwise defined herein shall have the meanings assigned to such terms in the Master Participation Agreement (including Schedule Z thereto). As used in this Agreement, the following terms shall have the following respective meanings:

          "Applicable Base Rate" shall mean:

          (a) for each Floating Rate Loan during each Interest Period or Default Interest Period therefor, the interest rate per annum for Dollar deposits for a period equal to (or, if there is no equal, then most comparable to) such Interest Period or Default Interest Period

                               KfW Loan Agreement
     which appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; provided that, if no such rate appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) for any relevant Interest Period or Default Interest Period, the Applicable Base Rate shall mean for each Loan during such Interest Period or Default Interest Period the rate per annum determined by KfW which appears on the page designated Page 3750 on the Moneyline Telerate Inc. at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; and provided further that if no such rates so appear on the page designated Page 3750 on the Moneyline Telerate Inc. for any relevant period, the relevant rate of interest shall be determined in accordance with Section 8.03 hereof.

          (b) for each Fixed Rate Loan during each Fixed Rate Period therefor, the rate per annum equal to the funding costs of KfW in Dollars of a KfW Loan for maturities matching as closely as possible the maturity of the requested KfW Loan.

          "Default Interest Period" shall mean each successive period (not in excess of six months) while any amount payable by the Borrower hereunder is in default, as KfW shall choose in its sole discretion, the first such period to commence as of the date on which such amount in default becomes due and each succeeding such period to commence immediately upon the expiry of the immediately preceding such period.

          "Default Margin" shall mean a rate per annum equal to 2%.

          "Drawdown Certificate" shall have the meaning given to that term in
Section 9.02(b) hereof.

          "Export Contracts" shall mean (i) the agreement between Fluor Daniel Sucursal Del Peru ("Fluor") and Exporter, dated March 15, 2005, for the purchase of 4 High Pressure Grinding Rolls in a total amount of US$20,092,452.57 and (ii) the agreement between Fluor and Exporter, dated February 18, 2005, for the purchase of 4 ball mills in a total amount of US$10,620,502.51, each in connection with the Sulfide Project.

          "Exporter" shall mean Polysius AG, an entity domiciled in Germany that has entered into certain contracts for the supply of goods and/or the rendering of services in connection with the Sulfide Project.

          "Facility Fee" shall have the meaning assigned to such term in Section
4.03 hereof.

          "Fixed Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (b) in the definition of "Applicable Base Rate" in this Section 1.01.

                               KfW Loan Agreement

          "Fixed Rate Period" shall mean, for each Fixed Rate Loan, the period from the date such Loan is made or converted from a Floating Rate Loan into a Fixed Rate Loan until the maturity of the Loan.

          "Floating Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (a) in the definition of "Applicable Base Rate" in this Section 1.01.

          "Frankfurt Business Day" shall mean any day on which banks are generally open for business in Frankfurt Germany.

          "German Supply Portion" shall mean those items of equipment and services of German origin which have been provided by the Exporters pursuant to the Export Contracts.

          "Germany" shall mean the Federal Republic of Germany.

          "Head Office" shall mean the principal office of KfW in Germany, presently located at PalmengartenstraBe 5-9, D-60325 Frankfurt am Main, Germany.

          "HERMES" shall mean Euler Hermes Kreditversicherungs-AG acting on behalf of the government of the Federal Republic of Germany.

          "HERMES Guarantee" shall mean the insurance coverage to be provided by HERMES in favor of KfW in respect of the Borrower's obligations under this Agreement, which shall be in form and substance satisfactory to KfW.

          "KfW Loans" or "Loans" shall mean the loans provided for in Section
2.01 hereof, which may be Floating Rate Loans and/or Fixed Rate Loans.

          "Margin" shall mean 0.35% per annum.

          "Master Participation Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

          "Reuters Screen LIBOR01 Page" shall mean the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates for Dollar deposits).

          "Type" shall have the meaning given to that term in Section 1.04 hereof.

          "U.S." shall mean the United States of America.

          1.02 Other Definitions; Interpretation. This Agreement shall be interpreted in accordance with the rules of interpretation set forth in Section
1.02 of the Master Participation Agreement, which are incorporated by reference herein as if fully set forth herein.

          1.03 Incorporation by Reference. This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and

                               KfW Loan Agreement
conditions of the Loans, provided that the exercise of enforcement remedies shall be made solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement. In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

          1.04 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Floating Rate Loan or a Fixed Rate Loan, each of which constitutes a Type.

                                   ARTICLE II

                                    THE LOANS

          2.01 Loans. KfW agrees, upon the terms and conditions of this Agreement and the Master Participation Agreement, to make Loans to the Borrower from time to time in such aggregate principal amount not exceeding its Aggregate Committed Amount, and on such Business Days during the period from the date hereof to but excluding the Availability Period End Date as the Borrower shall request pursuant to Section 2.02 hereof. KfW's Aggregate Committed Amount shall be utilized for the following purposes: (i) an aggregate principal amount not to exceed approximately US$20,670,300 to finance or reimburse the Borrower for expenses incurred in connection with up to 85% of the German Supply Portion and
(ii) an aggregate amount not to exceed approximately US$1,829,700 to finance or reimburse the Borrower for expenses incurred in connection with up to 100% of the Facility Fee, collectively not to exceed, in any event, US$22,500,000 in the aggregate.

          The Loans may be borrowed as Fixed Rate Loans or as Floating Rate Loans. Floating Rate Loans may be converted into Fixed Rate Loans as provided in
Section 2.04 hereof.

          The Loans shall be advanced from time to time, but in no event more frequently than once per calendar month, in accordance with the terms of this Agreement and the Master Participation Agreement. Any amounts borrowed and paid or prepaid pursuant to the terms herein may not be reborrowed by the Borrower.

          The Borrower shall not be relieved of its obligations under this Agreement to pay all amounts due and payable on the relevant due date by reason of the KfW Loans being insufficient to finance up to 100% of the Facility Fee under this Agreement.

          2.02 Manner of Borrowing. The Borrower shall give KfW not less than fifteen (15) Business Days' prior notice (which notice shall be copied to the Trustee and the Administrative Agent and shall be irrevocable and effective upon receipt) specifying the date and amount of each borrowing hereunder, such notice to be substantially in the form of Exhibit C and specifying whether the Borrower requests a Floating Rate Loan or a Fixed Rate Loan. Except as to the borrowing which utilizes the unborrowed portion of the Commitment in full, each borrowing of Loans shall be in a minimum amount of US$500,000. No more than one borrowing may be requested in any calendar month. The proceeds of each Loan shall be made available directly to the Borrower by KfW in Dollars, on the respective borrowing date, by credit

                               KfW Loan Agreement
to the Onshore Dollars Account, thus reimbursing the Borrower for payments already made under the respective Export Contract, provided that the conditions precedent set forth in Section 9.01 have been met.

          2.03 Certain Notices. The Borrower shall notify KfW in writing (which notice shall be irrevocable and effective upon receipt), at least five (5) Frankfurt Business Days prior to the end of an Interest Period for any Floating Rate Loan, if the Borrower wishes to convert such Loan into a Fixed Rate Loan pursuant to Section 2.04 hereof.

          2.04 Conversions into Fixed Rate Loans. The Borrower shall have the right to convert Floating Rate Loans into Fixed Rate Loans; provided that (a) the Borrower shall give KfW notice of each such conversion pursuant to Section
2.03 hereof; (b) each such conversion shall be in a minimum amount of US$500,000, provided, however, that the Borrower may convert any Floating Rate Loans outstanding as of the Availability Period End Date in an amount less than US$500,000; and (c) a Floating Rate Loan may be so converted only on the last day of an Interest Period for such Loan. Upon conversion of Floating Rate Loans to Fixed Rate Loans all subsequent disbursements shall be made as Fixed Rate Loans. For the avoidance of doubt, once the Borrower shall have converted Floating Rate Loans to Fixed Rate Loans, the Borrower shall not be permitted to revert any such Loans back to Floating Rate Loans.

          2.05 Reduction in Commitment. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment subject to and in accordance with Section 2.03 of the Master Participation Agreement.

          2.06 Availability Period. The facility will be available from the date on which the conditions precedent set forth in Section 5.01 of the Master Participation Agreement are fulfilled through the Availability Period End Date.

                                   ARTICLE III

                    PRINCIPAL, INTEREST AND PROMISSORY NOTES

          3.01 Principal. The Borrower agrees to repay the principal amount of each Loan in 16 consecutive semi-annual installments on each Payment Date, commencing on the first Payment Date in accordance with the Amortization Schedule set forth in Exhibit A; provided, however, that the amount of the final payment of principal of the Loans shall in any event be equal to the remaining unpaid principal amount of the Loans.

          3.02 Interest. The Borrower agrees to pay KfW interest on the Outstanding Base Amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Floating Rate Loan, for each Interest Period relating thereto, the Applicable Base Rate for such Floating Rate Loan for such Interest Period plus the applicable Margin plus, upon the occurrence and during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement, the Default Margin; and

                               KfW Loan Agreement

          (b) during such periods as such Loan is a Fixed Rate Loan, for each Fixed Rate Period relating thereto, the Applicable Base Rate for such Fixed Rate Loan for such Fixed Rate Period plus the applicable Margin plus, upon the occurrence and during the Continuance of any MPA Event of Default under
     Section 9.01 of the Master Participation Agreement, the Default Margin.

Interest shall accrue (i) in the case of a Fixed Rate Loan, from and including the date of such Loan in case of the first interest payment with respect to any Advance or from and including the Interest Payment Date to which interest has been paid in case of the second and any subsequent interest payments with respect to each Advance to but excluding the next succeeding Interest Payment Date or, in the case of payment pursuant to clause (B) below, to but excluding the date of such payment, and (ii) in the case of a Floating Rate Loan, from and including the first day of each Interest Period for such Loan to but excluding the last day of such Interest Period or, in the case of payment pursuant to clause (B) or (C) below, to but excluding the date of such payment. Accrued interest on each Loan shall be payable (A) on each Interest Payment Date; (B) upon the payment or prepayment thereof (on the principal amount so paid or prepaid); and (C) in the case of a Floating Rate Loan, upon the conversion of such Loan to a Fixed Rate Loan (on the principal amount so converted). Each Interest Period for a Floating Rate Loan shall (y) comply with the definition of the term "Interest Period" and (z) except for the first Interest Period for a Floating Rate Loan, will have a duration of six months.

          3.03 Post-Default Interest. If any installment of principal of any Loan or any other amount (including interest on a Loan) payable by the Borrower hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Borrower hereby agrees to pay from time to time upon KfW's demand interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall be due and unpaid, at a rate per annum equal to the sum of (a) the Margin plus
(b) the Default Margin plus (c) (i) in the case of Fixed Rate Loan, during a Fixed Rate Period therefor, the Applicable Base Rate therefor, and (ii) in all other cases, the Applicable Base Rate for Floating Rate Loans for such Default Interest Period.

          3.04 Promissory Notes.

          (a) As additional evidence of the Borrower's obligation to pay the principal of the Loans as provided in Section 3.01 hereof, the Borrower shall execute and deliver to the Trustee on behalf of KfW Promissory Notes issued by the Borrower, in substantially the form set forth in Exhibit B hereto, with a dual column translation into Spanish to be included therein, in accordance with
Section 2.08 of the Master Participation Agreement.

          (b) The execution and delivery by the Borrower of the Promissory Notes shall not affect in any way whatsoever the rights or obligations of the Borrower under this Agreement, and the rights and claims of KfW under the Promissory Notes held by it shall not replace or supersede the rights and claims of KfW hereunder, provided that payment of any part of the principal of any such Promissory Note in accordance with the terms of this Agreement shall, to the extent that such payment if made hereunder would discharge the Borrower's obligations hereunder in respect of the payment of the principal of the Loan evidenced by such Promissory

                               KfW Loan Agreement

Note, discharge such obligation pro tanto and the payment of any principal of a Loan in accordance with the terms and conditions hereof shall discharge the obligations of the Borrower under the Promissory Note evidencing such Loan to the extent of such payment.

          3.05 Selection of Fixed Rates. Not more than 15 and not less than seven Business Days prior to a proposed borrowing of a Loan hereunder or prior to the last day of an Interest Period for any Floating Rate Loan, the Borrower may request that KfW advise the Borrower on an indicative basis (which shall not be binding) of KfW's best estimate of what the expected Applicable Base Rate would be for a Fixed Rate Loan with a Fixed Rate Period commencing on the date of borrowing of the proposed Loan or on the last day of such Interest Period, as the case may be, and ending on the Final Maturity Date; provided, however, that any change in such Applicable Base Rate from that so advised by KfW shall result only from a change in KfW's funding costs.

          3.06 Consolidation of Applicable Base Rate for Fixed Rate Loans. In the event that more than one Fixed Rate Loan is outstanding, KfW may in its own discretion consolidate the Applicable Base Rates for Fixed Rate Loans outstanding on such date into a single interest rate corresponding to the weighted average of the Applicable Base Rates for such Fixed Rate Loans, rounded down to 1/10,000 if the fifth decimal to be omitted is below 5 or rounded up to 1/10,000 if the fifth decimal to be omitted is 5 or above. Commencing with the first Payment Date following such consolidation, such weighted average interest rate shall constitute the Applicable Base Rate for the further computation and payment of interest for such consolidated Fixed Rate Loans.

                                   ARTICLE IV

                                   COMMISSIONS

          4.01 Commitment Commission. The Borrower agrees to pay KfW a commitment commission on the daily unborrowed amount of the Commitment which may be reduced or terminated as contemplated in Section 2.03 of the Master Participation Agreement for the period from and including the date of this Agreement to but excluding the earliest of (a) the date the Commitment is borrowed in full, (b) the date the Commitment is terminated and (c) the Availability Period End Date, at a rate per annum equal to 0.25%. Accrued commitment commission under this Section 4.01 shall be payable quarterly, in arrears, on each Interest Payment Date and on each date falling three calendar months after each such Interest Payment Date, with the last installment of the commitment commission hereunder to be paid on the Availability Period End Date.

          4.02 Loan Management Commission. The Borrower shall pay to KfW an upfront fee equal to 1% of the Commitment (determined as of the date of this Agreement) payable within 30 days from and after the date of this Agreement.

          4.03 Facility Fee. On the date of disbursement of the initial Advance, the Borrower agrees to pay a facility fee (the "Facility Fee") in such amount as KfW shall determine is necessary to compensate it for costs and expenses associated with the HERMES Guarantee. The Facility Fee as determined by KfW shall be binding on the Borrower. If the Facility Fee or a

                               KfW Loan Agreement
portion thereof is refunded to KfW by HERMES, KfW shall reimburse the Borrower in an amount equal to the amount refunded to KfW by HERMES promptly upon receipt of such refund from HERMES. If the Facility Fee exceeds the amount set forth in
Section 2.01, the Borrower shall pay the full amount of the Facility Fee (including such excess) to KfW in accordance with this Section 4.03.

                                    ARTICLE V

                              THE HERMES GUARANTEE

          5.01 The HERMES Guarantee. KfW's rights to receive payment from the Borrower under this Agreement shall be guaranteed by the Federal Republic of Germany, pursuant to the HERMES Guarantee.

          5.02 Information. Subject to Section 12.10 of the Master Participation Agreement and the generally applicable procedures of KfW in respect of confidential commercial information, KfW shall be entitled to give information relating to the Sulfide Project and to the KfW Loan Agreement to representatives of the Federal Republic of Germany having any responsibility in connection with the HERMES Guarantee and its representatives and advisors. Furthermore, subject to Section 12.10 of the Master Participation Agreement and the generally applicable procedures of KfW in respect of confidential commercial information, KfW and the representatives of the Federal Republic of Germany shall be entitled to give information relating to the KfW Loan Agreement to international organizations entrusted with the collection of statistical data, particularly data in connection with debt servicing.

          5.03 KfW's Right to Demand Information and Give Approval Regarding Export Contracts. The Borrower shall inform KfW without delay of any event that, in its reasonable judgment, could be reasonably expected to materially impede or endanger the implementation of the Export Contracts according to schedule. The Borrower shall not, without the prior written consent of KfW (which may not be unreasonably withheld), agree to any modification of or amendment to the Export Contracts that (a) reduces the total price of the Export Contracts below US$22,500,000 or (b) changes the Exporter under such Export Contracts. In addition, the Borrower shall inform KfW without delay of its own accord of any modification of or amendment to the Export Contracts that may materially affect the volume of goods and services or any other material provision of the Export Contracts. The Borrower shall on demand furnish any information reasonably requested by KfW regarding the Export Contracts.

                                   ARTICLE VI

                                   PREPAYMENT

          6.01 Voluntary Prepayments.

          (a) The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty other than as required by Sections 6.01(b) and Section 6.03 hereof, at any time or from time to time in accordance with
Section 3.05 of the Master Participation Agreement; provided, however, that each prepayment of a Fixed Rate Loan, and each prepayment of a Floating Rate Loan on a date other than the last day of the then current Interest

                               KfW Loan Agreement

Period, shall be accompanied by, and the Borrower hereby agrees to pay to KfW on the date of such prepayment, payment of the prepayment compensation (if any) required under Section 6.03 hereof and reimbursement of funding losses or expenses (if any) required under Section 3.11 of the Master Participation Agreement. Partial prepayment shall be applied to the Loans in accordance with
Section 3.08 of the Master Participation Agreement.

          (b) Notwithstanding any provision herein to the contrary, if the Borrower makes a voluntary prepayment of all or any portion of the principal outstanding amount of any Floating Rate Loan or Fixed Rate Loan at any time prior to the Final Maturity Date with the proceeds of replacement debt obtained (either at the time or within a period of one year from the date of such voluntary prepayment) from a Person other than the Parent Companies or an Affiliate of the Parent Companies, the Borrower shall, on the date that such replacement debt is obtained, pay to KfW a prepayment fee equal to one-half of one per cent (0.5%) of the aggregate principal amount of Floating Rate Loans and Fixed Rate Loans prepaid by the Borrower.

          (c) Notwithstanding any provisions herein to the contrary, if KfW exercises its rights to suspend, cancel or terminate its aggregate Committed Amount pursuant to Section 12.03 (other than by reason of, directly or indirectly, improper acts or inactions of the Borrower), then the Borrower may prepay all or any portion of any Loan without prepayment premium or penalty of any kind whatsoever.

          6.02 Pro Rata Prepayment. The extent to which payments or prepayments by the Borrower to any Senior Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement. KfW may waive its right to receive any such prepayment without prejudice to its right to receive any subsequent prepayment. Each prepayment of Loans under this Section 6.02 shall be accompanied by the prepayment compensation (if any) required under Section 6.03 hereof and amounts (if any) then payable under Section 3.11 of the Master Participation Agreement.

          6.03 Prepayment Compensation for Fixed Rate Loans. Without duplication of any compensation payable under Section 3.11 of the Master Participation Agreement, upon any payment prior to scheduled maturity (whether pursuant to this Article VI or Article XII hereof or otherwise) of any principal of any Fixed Rate Loan, in whole or in part if (a) the sum of the interest payments which (in the absence of such prepayment) would have been payable on each installment of such Loan (or portion thereof) so prepaid, on each Payment Date from the date of such prepayment to the original scheduled maturity date of such installment, at the applicable rate for such Loan specified in Article III hereof minus the applicable Margin (for purposes of this Section 6.03, the "Prepayment Interest") exceeds (b) the sum of the interest payments which would be received if the principal amount of each installment of such Loan (or portion thereof) so prepaid were re-invested, for the period from the date of such prepayment to the original scheduled maturity date hereunder of such installment, at the Reinvestment Rate (as defined below) (for purposes of this Section 6.03, the "Reinvestment Interest"), the Borrower agrees to pay KfW a prepayment commission in respect of each such prepayment in an amount (computed as of the date of such prepayment) equal to the Present Value (as defined below) of the amount of such excess.

                               KfW Loan Agreement

          For purposes of this Section 6.03, "Reinvestment Rate" shall mean, in respect of each installment of principal prepaid, the rate which appears on the Reuters Screen RTRTSY1 Page at or about 4:00 p.m. (Frankfurt time) on a date selected by KfW occurring on or within five Eurodollar Business Days prior to the date of such prepayment, for actively traded U.S. Treasury obligations having substantially the same scheduled maturity as such installment (interpolating, where appropriate, between the yield to maturity quotations for the next shorter and next longer maturities for any Loan installment scheduled to mature at a time for which no such yield quotation is expressed); and the "Present Value" of any amount receivable or deemed receivable on a specified future date shall mean such amount discounted to present value (from such specified future date to the date of such prepayment) at the Reinvestment Rate.

          6.04 Mandatory Prepayments. The Borrower shall make Mandatory Prepayments as set forth in Section 3.06 of the Master Participation Agreement. KfW may waive its right to receive any Mandatory Prepayments without prejudice to its right to receive any subsequent Mandatory Prepayment. Each prepayment of Loans under this Section 6.04 shall be accompanied by the prepayment compensation (if any) required under Section 6.03 hereof and amounts (if any) then payable under Section 3.11 of the Master Participation Agreement.

          In case of mandatory prepayments made in accordance with Section 3.06 of the Master Participation Agreement, the Borrower shall, upon KfW's demand, prepay the outstanding Loans in full (or in the amount of the affected portion thereof) together with accrued interest thereon and all other amounts payable to KfW hereunder (including amounts, if any, payable under Section 6.03 hereof and Section 3.11 of the Master Participation Agreement), in the case of each outstanding Floating Rate Loan, on the last day of the then current Interest Period for such Floating Rate Loan and, in the case of each outstanding Fixed Rate Loan, on the first Payment Date occurring at least three months after the date of such demand (or, in the case of any Loan, on such earlier date as shall be certified by KfW as being the last permissible date for such prepayment under the relevant law, rule, regulation, treaty or directive).

                                   ARTICLE VII

                                    PAYMENTS

          7.01 Payments. All payments and prepayments on account of the principal of and interest on the Loans, fees, commissions, indemnities and other amounts payable under this Agreement or any Promissory Note by the Borrower shall be made to KfW in Dollars and in immediately available funds, without set-off, counterclaim or reduction for any reason whatsoever, by credit to an account designated by KfW at Citibank in New York, New York (Swift Code: BIC CITIUS33, Account number: 10926093, Account name: KfW) and designating KfW in Frankfurt am Main, Germany as the beneficiary (Swift Code: KFWIDEE, Payment
Reference: yyyymmdd/Cerro Verde (8137091719), not later than 11:00 a.m. New York City time on the date on which such payment shall become due.

          7.02 Non-Business Days. If any payment under this Agreement falls due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                               KfW Loan Agreement

          7.03 Computations. Interest hereunder calculated on the basis of the quotations referred to in clause (a) and clause (b) of the definition of "Applicable Base Rate" shall be computed on the basis of a year of 360 days and actual days elapsed. Prepayment compensation under Section 6.04 hereof, shall be computed on the basis of a year of 365 days (or 366 days, as the case may be) and actual days elapsed. Commitment commission hereunder shall be computed on the basis of a year of 360 days and actual days elapsed.

                                  ARTICLE VIII

                               CERTAIN INDEMNITIES

          8.01 Increased Cost of Loans. In the event that, at any time or from time to time, as a result of any change in any applicable laws (including the adoption of any new laws), rules, regulations, treaties, directives or requests of general applicability of any applicable governmental, fiscal or monetary authority (whether imposing or modifying taxation (other than Excluded Taxes and Indemnified Taxes, provision for which is made in Section 8.01 hereof), reserve or special or other deposit requirements or any other requirements or conditions, and whether or not having the force of law), or in the interpretation or administration thereof by any court or any such authority charged with the interpretation or administration thereof (including, without limitation, any change in the regulations implementing the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as modified and supplemented), or by reason of KfW's compliance with any such law, rule, regulation, treaty, directive or request, the cost to KfW of making, maintaining or funding the Loans is increased, or any amount (or the effective return on any amount) received or receivable by KfW hereunder or under the Promissory Notes is reduced, or the rate of return to be earned by KfW with respect to any Loan is reduced, or KfW is required to make any payment in connection with any transactions contemplated hereby, by or in an amount reasonably deemed by KfW to be material, then the Borrower will on demand by KfW from time to time pay KfW such additional amount or amounts as (in the good faith determination of KfW) are necessary to compensate KfW for such increased cost, reduction or payment; provided that, KfW shall not be entitled to make any claim for additional costs under this Section 8.01, to the extent any such additional cost is attributable directly or indirectly to the application of, compliance with or implementation of any part or "pillar" of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basle Committee on Banking Supervision in June 2004 (as in effect on the date hereof), or any implementation or interpretation thereof, whether by any law or regulation, or otherwise, or to any change by KfW from one method of calculating capital adequacy to another, insofar as such additional costs are directly or indirectly attributable to credit-related events or circumstances that are specific to KfW and not solely to general regulatory guidelines or requirements imposed on the banking sector generally. Any such demand by KfW shall be accompanied by a certificate from KfW stating the basis for its demand and setting forth in reasonable detail the calculations of the amount thereof.

          8.02 Alternative Interest Rate. If, with respect to any Interest Period for any Floating Rate Loan or with respect to any Default Interest Period, KfW determines in its reasonable judgment that quotations of interest rates of the types referred to in clause (a) in the

                               KfW Loan Agreement
definition of "Applicable Base Rate" are not being provided in the relevant amounts or for the relevant maturity for purposes of determining the "Applicable Base Rate" for such Interest Period or Default Interest Period, KfW shall promptly give notice thereof to the Borrower, and the following provisions shall apply:

          (a) During the thirty-day period following the date of any such notice (the "Negotiation Period"), KfW and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute Basis") for determining the rate of interest to be applicable to such Loan from time to time and if, at the expiration of the Negotiation Period, KfW and the Borrower have agreed upon a Substitute Basis and any required governmental approvals therefor have been obtained, the Substitute Basis shall take effect from such date (including, if agreed, such retroactive date) as KfW and the Borrower may in such circumstance agree.

          (b) If at the expiration of the Negotiation Period, a Substitute Basis shall not have been agreed upon or any required governmental approvals therefor shall not have been obtained, KfW shall notify the Borrower of the cost to KfW (as reasonably determined by it) of funding and maintaining the outstanding affected Loan for such Interest Period or Default Interest Period, and the interest payable to KfW on such Loan for such Interest Period or Default Interest Period shall be interest at a rate per annum equal to the cost of funding and maintaining such Loan as so notified by KfW plus the applicable Margin (and, as appropriate, the Default Margin).

The procedures specified in (a) and (b) above shall apply to each relevant period succeeding the first such period to which they were applied unless and until KfW notifies the Borrower that the condition referred to in the first sentence of this Section 8.02 no longer exists (which notice KfW agrees to give promptly following the cessation of such condition) or until each affected Floating Rate Loan is converted into a Fixed Rate Loan pursuant to Section 2.04 hereof, whereupon interest on such Loan shall again be determined in accordance with the provisions of Section 3.02 hereof, effective commencing on the first Payment Date next succeeding the date of such notice or (if a Fixed Rate Period is so established) the first day of such Fixed Rate Period.

          8.03 Mitigation. If an event or circumstance occurs that would entitle KfW to exercise any of the rights or benefits afforded by this Article VIII, KfW, promptly upon becoming aware of the same, shall take such steps as may be reasonably available to it to eliminate or mitigate the effects of such event or circumstance; provided, however, that KfW shall not be under any obligation to take any steps that, in its sole discretion, would (a) result in its incurring additional costs or taxes or (b) otherwise be disadvantageous to KfW.

                                   ARTICLE IX

                              CONDITIONS OF LENDING

          9.01 Initial Loan. The obligation of KfW to make the initial Loan to be made by it hereunder is subject to the satisfaction (or waiver by KfW) of the following conditions:

                               KfW Loan Agreement

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent to the initial disbursement of the Senior Facility Loans set forth in Section 5.01 of the Master Participation Agreement shall have been satisfied (or waived as provided therein).

          (b) HERMES Guarantee. The HERMES Guarantee shall have been issued, shall be the legal, valid and binding obligation of HERMES (acting in its capacity as an agent of the government of the Federal Republic of Germany), shall be in full force and effect, shall have been duly registered with the relevant governmental or other authorities and all relevant fees and charges relating thereto which are then due and payable shall have been paid in full.

          (c) Export Contracts. The Export Contracts shall not have been cancelled, rescinded or terminated for reasons other than performance of their terms.

          (d) No modifications of Export Contracts. No modification of, or amendment to, the Export Contracts that will (i) reduce the total price of the Export Contracts below US$22,500,000 or (ii) change the Exporter under the Export Contracts, in each case without the prior consent of KfW.

          (e) Drawdown Certificate. Not less than 15 Business Days prior to the proposed date of borrowing, KfW shall have received a KfW Loan Agreement Drawdown Certificate in substantially the form set forth in Exhibit C hereof (a "Drawdown Certificate"), duly completed and executed by the Borrower and the Borrower shall have provided the Trustee and the Administrative Agent with a copy of such Drawdown Certificate.

          9.02 Additional Conditions. The obligation of KfW to make each Loan (excluding the initial Loan which is subject to the conditions described in Section 9.01 above) hereunder is subject to the further conditions:

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent set forth in Section 5.02 of the Master Participation Agreement shall have been satisfied (or waived as provided therein);

          (b) Drawdown Certificate. Not less than 15 Business Days prior to the proposed date of borrowing KfW shall have received a KfW Loan Agreement Drawdown Certificate in substantially the form set forth in Exhibit C hereof (a "Drawdown Certificate"), duly completed and executed by the Borrower and the Borrower shall have provided the Trustee and the Administrative Agent with a copy of such Drawdown Certificate; and

          (c) HERMES Guarantee. The HERMES Guarantee shall not have been revoked, canceled, restricted or suspended, unless such revocation, cancellation, restriction or suspension was directly and proximately caused by (i) the failure of KfW to pay any applicable guarantee fee after the Borrower has paid to KfW all amounts demanded in respect thereof pursuant to Section 4.03 hereof when due or

                               KfW Loan Agreement

     (ii) misrepresentations by KfW to HERMES unless such misrepresentations were based upon information supplied to KfW in writing by the Borrower or the Parent Companies.

                                    ARTICLE X

                                    COVENANTS

          The Borrower has undertaken certain covenants as set forth in Article VII of the Master Participation Agreement. The rights of KfW in respect of such covenants are set forth in the Master Participation Agreement and Master Security Agreement. The Borrower further covenants and agrees with KfW that it shall use the loan proceeds solely in accordance with the terms of Section 2.01 hereof.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

          The Borrower has given certain representations and warranties in
Article VI of the Master Participation Agreement. The rights of KfW in respect of such representations and warranties are set forth in the Master Participation Agreement and Master Security Agreement.

                                   ARTICLE XII

                           EVENTS OF DEFAULT; REMEDIES

          12.01 Events of Default. Subject to Section 12.02, each of the MPA Events of Default set forth in Section 9.01 of the Master Participation Agreement is hereby incorporated by reference in this Agreement as if fully set forth herein, in accordance with their terms, unless waived in accordance with the Master participation Agreement.

          12.02 Remedies. Upon the occurrence and Continuance of an MPA Event of Default, KfW shall only have each of the rights and remedies provided in the Master Participation Agreement and the Master Security Agreement exercisable only pursuant to and in accordance with the terms thereof.

          12.03 Suspension, Cancellation or Termination of Commitment. In the event that HERMES revokes, cancels, restricts or suspends the HERMES Guarantee (other than by reason of improper acts or inactions on the part of KfW) then (i) KfW shall have the right to suspend, cancel or terminate its Aggregate Committed Amount, (ii) KfW shall not be required to disburse or fund any additional Loans and (iii) the provisions of Section 3.10 of the Master Participation Agreement shall apply.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.01 No Waiver. No failure on the part of KfW to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Promissory Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Promissory Notes

                               KfW Loan Agreement
preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly provided herein and in the Master Participation Agreement, the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          13.02 No Immunity. To the extent that any party hereto has or hereafter may acquire any immunity from any court or from jurisdiction of any process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the Promissory Notes.

          13.03 Jurisdiction and Service of Process. The provisions of Section
12.16 of the Master Participation Agreement shall be deemed incorporated herein mutatis mutandis. The Borrower confirms its appointment of CT Corporation as agent for process pursuant to Section 12.16(b) of the Master Participation Agreement.

          13.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          13.05 Assignments and Participations; Information.

          (a) The Borrower may not assign its rights or obligations hereunder or under the Promissory Notes without the prior consent of KfW.

          (b) KfW may at any time transfer the Loans, the Promissory Notes and Commitments to a wholly-owned subsidiary of KfW whose jurisdiction is Germany, and in the event of such transfer all references herein to "KfW" shall be deemed to such wholly-owned subsidiary.

          (c) KfW may at any time sell, assign, transfer, grant participations in, or otherwise dispose of a portion of the Loans, the Promissory Notes or the Commitment (collectively, "Transferred Interests") (i) to any other Person subject to Section 12.13 of the Master Participation Agreement or (ii) if an MPA Event of Default has occurred and is continuing, to HERMES or any agency, instrumentality or political subdivision of Germany (for purposes of this Section 13.05, collectively, "HERMES" and, together with any transferee in accordance with clause (i) of this Section 13.05(c), "Transferees"). Upon the execution and delivery by any Transferee to the Borrower of an instrument in writing pursuant to which such Transferee agrees to assume the obligations of KfW hereunder with respect to the Transferred Interest, such Transfer will be effective and such Transferee may exercise all legal and equitable rights and remedies, and shall be entitled to the benefits of Article VII hereof, as if such Transferee were a lender hereunder holding a "Loan" in the amount of the Transferred Interest held by it.

          (d) KfW may furnish any information concerning the Borrower in the possession of KfW from time to time to Transferees (including prospective Transferees) subject

                               KfW Loan Agreement
to the confidentiality provisions contained in Section 12.10 of the Master Participation Agreement.

          (e) Notwithstanding anything in the Master Participation Agreement to the contrary, KfW shall be entitled as and when required or requested by HERMES to give information to the representatives of HERMES and international organizations entrusted with the collection of statistical data, particularly in connection with debt servicing, in connection with the implementation of this Agreement.

          (f) Except as otherwise expressly provided in this Agreement, this Agreement is legally independent of all Export Contracts. In connection with the performance of its obligations under this Agreement, the Borrower may in no event raise objections on the basis of the Export Contracts for which the financing is in part provided or any other contract providing for the export of goods or services.

          13.06 Amendments, Etc. Subject to Article X of the Master Participation Agreement, the provisions of this Agreement may not be amended, modified or waived except by an instrument or instruments in writing or by facsimile transmission signed by the Borrower and KfW.

          13.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          13.08 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, U.S. is of the essence, and Dollars shall be the currency of account in all events. The obligations of the Borrower to make payments hereunder shall not be discharged by an amount paid in any currency other than Dollars, whether pursuant to a court or arbitral judgment or otherwise, to the extent that the amount so paid upon conversion to Dollars and transferred to New York, New York under normal banking procedures does not yield the amount of Dollars due, and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Trustee, the Appointed Parties' Agents and each Senior Facility Lender against, and to pay to the Trustee, the Appointed Parties' Agents and each Senior Facility Lender on demand, in Dollars, any difference between the sum originally due in Dollars and the amount of Dollars received upon any such conversion and transfer. The provisions of Section 12.06 of the Master Participation Agreement shall be deemed incorporated herein in their entirety.

          13.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and KfW and their respective permitted successors and assigns.

          13.10 Stamp Taxes. The Borrower agrees to pay all stamp and other duties or taxes imposed by any taxing authority of or in Peru on this Agreement, the Loans or the Promissory Notes, or on the enforcement of any thereof or of any rights under any thereof, or on the introduction of any thereof before any court or other authority, and shall indemnify KfW against all liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such duty or tax.

                               KfW Loan Agreement

          13.11 Survival. Without limitation, the obligations of the Borrower under Sections 6.03, 8.01 and 13.10 hereof and Sections 3.09 and 3.11 of the Master Participation Agreement and the obligations of KfW under Section 3.09 of the Master Participation Agreement shall survive the repayment of the Loans and the cancellation of the Promissory Notes.

          13.12 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Any gap resulting as a consequence of any such invalidity shall be filled by a provision consistent with the purpose of this Agreement.

          13.13 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND KfW HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROMISSORY NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR OTHER THEORY.

          13.14 Notices. The provisions of Section 12.11 of the Master Participation Agreement shall be deemed incorporated herein in its entirety. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier and received or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          13.15 English Language. This Agreement is made in the English language. Any translation of this Agreement shall have no legal validity.

          13.16 No Restriction. Nothing herein shall in any way limit the Borrower's ability to seek damages from Exporter under any of the Export Contracts if the goods delivered pursuant to the Export Contract do not meet contract specifications set forth under such Export Contract.

                               KfW Loan Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By: /s/ Cristian Moran
                                            ------------------------------------
                                        Name: Cristian Moran
                                        Title: Attorney in Fact

                               KfW Loan Agreement

                                        KFW


                                        By: /s/ Wolfgang Behler
                                            ------------------------------------
                                        Name: Wolfgang Behler
                                        Title: First Vice President


                                        By: /s/ Stephan Pueschel
                                            ------------------------------------
                                        Name: Stephan Pueschel
                                        Title: Senior Project Manager

                               KfW Loan Agreement

                                                                       EXHIBIT A
                                                           to KfW Loan Agreement

                              AMORTIZATION SCHEDULE

             % of the aggregate amounts
Repayment   of all Advances made by KfW
  Number            to be repaid
---------   ---------------------------
   1                    6.25
   2                    6.25
   3                    6.25
   4                    6.25
   5                    6.25
   6                    6.25
   7                    6.25
   8                    6.25
   9                    6.25
   10                   6.25
   11                   6.25
   12                   6.25
   13                   6.25
   14                   6.25
   15                   6.25
   16                   6.25

                               KfW Loan Agreement

                                                                       EXHIBIT B
                                                           to KfW Loan Agreement

                        Form of Promissory Note (Pagare)

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, ____________
Amount US$ ____________

          FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. ____________, and whose principal office is at ____________, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note"), except as permitted in Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of ____________ (the "Holder"), against presentment of this note, the sum of ____________ dollars of the United States of America (US$____________) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                       PRINCIPAL AMOUNT
    PAYMENT DATE         TO BE REPAID
--------------------   ----------------
First Payment Date       ____________

6th month after the      ____________
First Payment Date

12th month after the     ____________
First Payment Date

18th month after the     ____________
First Payment Date

24th month after the     ____________
First Payment Date

30th month after the     ____________
First Payment Date

36th month after the     ____________
First Payment Date

42nd month after the     ____________
First Payment Date

48th month after the     ____________
First Payment Date

54th month after the     ____________
First Payment Date

60th month after the     ____________
First Payment Date

66th month after the     ____________
First Payment Date

72nd month after the     ____________
First Payment Date

78th month after the     ____________
First Payment Date

84th month after the     ____________
First Payment Date

90th month after the     ____________
First Payment Date

          The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such

                               KfW Loan Agreement
interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be made on the basis of a year of 360 days and actual days elapsed.

          If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall be due and unpaid, at an annual rate equal to the Default Rate.

          The Borrower may prepay on any Payment Date upon at least 60 days' prior notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least ____________(1) dollars of the United States of America (US$____________).

          If Borrower prepays all or part of the outstanding principal amount hereof [on a date other than the last day of the then current Interest Period](2), the Borrower shall pay to the Holder [(a) a prepayment commission equal to the Present Value of the excess (if any) of (i) the sum of the interest payments which (in the absence of such prepayment) would have been payable on each installment hereof (or portion thereof) so prepaid, on each Payment Date from the date of such prepayment to the original scheduled maturity date of such installment, at the Base Rate over (ii) the sum of the interest payments which would be received if the principal amount of each installment hereof (or portion thereof) so prepaid were re-invested, for the period from the date of such prepayment to the original scheduled maturity date hereunder of such installment, at the Reinvestment Rate (as defined below), and (b)](3) reimbursement of its funding losses or expenses (if any) related to such prepayment; provided that, if the Borrower makes a voluntary prepayment of all or any portion of the principal outstanding amount hereof with the proceeds of replacement debt obtained (either at the time or within a period of one year from the date of such voluntary prepayment) from a person other than the Parent Companies or an Affiliate of the Parent Companies, the Borrower shall, as of the date that such replacement debt is obtained, pay to the Holder a prepayment fee equal to 0.5% of the aggregate principal amount prepaid and provided further that if the Holder suspends, cancels or terminates its commitments to lend to the Borrower under the credit facility, as contemplated in Section 12.03 of the Loan Agreement, the Borrower may prepay all or any portion of the outstanding amount hereof without prepayment premium or penalty of any kind whatsoever.

          Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each

----------
(1) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

(2)  Include this bracketed language only for Floating Rate Loans.

(3)  Include this bracketed language only for Fixed Rate Loans.

                               KfW Loan Agreement
outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

          For purposes of this Promissory Note, the following terms shall have the following meanings:

          "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

          "Affiliate" means, with respect to any Person (the "First Person"), any other Person (the "Second Person") which directly or indirectly Controls, or is under common Control with, or is Controlled by, such First Person.

          "Applicable Margin" means 0.35% per annum.

          "Base Rate" means, for any Interest Period or Default Interest Period therefor, [the interest rate per annum for dollar deposits for a period equal to (or, if there is no equal, then most comparable to) such Interest Period or Default Interest Period which appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period; provided that, if no such rate appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) for any relevant Interest Period or Default Interest Period, the Base Rate shall mean for each Loan during such Interest Period or Default Interest Period the rate per annum determined by the Holder which appears on the page designated Page 3750 on the Moneyline Telerate Inc. at or about 11:00 a.m. London time on the date two Eurodollar Business Days prior to the first day of such Interest Period or Default Interest Period](4)

          "Business Day" means a day on which banks are generally open for business in London, England, New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany and Lima, Peru.

          "Collateral Agent" means Citibank del Peru S.A. in its capacity of onshore collateral agent for the Holder according to the MSA.

          "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

          "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

----------
(4) Insert (i) this bracketed language for Floating Rate Loans or (ii) the Fixed Rate calculated in accordance with clause (b) of the definition of Applicable Base Rate.

                               KfW Loan Agreement

          "Control" (including, with its correlative meanings "Controlled by" and "under common Control with") means possession, directly or indirectly, of power (whether or not exercised) to direct or cause the direction of or exercise a controlling influence on management or policies (whether through legal or beneficial ownership of securities or partnership or other ownership interests, by contract, representation on the board of directors or similar governing body or otherwise).

          "Default Interest Period" means each successive period (not in excess of six months) while any amount payable by the Borrower hereunder is in default, as the Holder shall choose in its sole discretion, the first such period to commence as of the date on which such amount in default becomes due and each succeeding such period to commence immediately upon the expiry of the immediately preceding such period.

          "Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

          "Eurodollar Business Day" means any day on which banks are generally open for business in London, England.

          "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and
(ii) March 20, 2008.

          "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

          "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

          "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

          "Interest Period" means any of the following periods:

               (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

                               KfW Loan Agreement

               (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

          "Loan Agreement" means the Loan Agreement dated as of September 30, 2005 between the Borrower and KfW.

          "MPA" means the Master Participation Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

          "MSA" means the Master Security Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

          "Parent Companies" means, collectively, Phelps Dodge Corporation, Sumitomo Metal Mining Co. Ltd., Sumitomo Corporation and Compania de Minas Buenaventura S.A.A.

          "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

          "Present Value" of any amount receivable or deemed receivable on a specified future date, means such amount discounted to present value (from such specified future date to the date of such prepayment) at the Reinvestment Rate.

          "Reinvestment Rate" means, in respect of each installment of principal prepaid, the rate which appears on the Reuters Screen RTRTSY1 Page at or about 4:00 p.m. (Frankfurt time) on a date selected by the Holder occurring on or within five Eurodollar Business Days prior to the date of such prepayment, for actively traded U.S. Treasury obligations having substantially the same scheduled maturity as such installment (interpolating, where appropriate, between the yield to maturity quotations for the next shorter and next longer maturities for any Loan installment scheduled to mature at a time for which no such yield quotation is expressed).

          "Reuters Screen LIBOR01 Page" shall mean the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates for Dollar deposits).

          "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

                               KfW Loan Agreement

          "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

          All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America and in immediately available funds, without set-off, counterclaim or reduction for any reason whatsoever, by credit to an account designated by the Holder at Citibank in New York, New York (Swift Code: BIC CITIUS33, Account number: 10926093, Account name: KfW) and designating the KfW in Frankfurt am Main, Germany as the beneficiary (Swift
Code: KFWIDEE, Payment Reference: yyyymmdd/Cerro Verde (8137091719), not later than 11:00 a.m. New York City time on the date on which such payment shall become due.

          Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

          If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

          The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

                               KfW Loan Agreement

          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

          This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and (ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, ____________

By: Sociedad Minera Cerro Verde, S.A.A.
Taxpayer Registry No.: 20170072465
Name of authorized officer: ____________
Identification Card No ____________
Power register in Entry No. ____________ of the Public Registry

                               KfW Loan Agreement

                                                                       EXHIBIT C

                                                           to KfW Loan Agreement

                         [Form of Drawdown Certificate]

To:   KfW IPEX-Bank
      Postfach 11 11 41
      D-60 046 Frankfurt/Main
From: SOCIEDAD MINERA CERRO VERDE S.A.A.
                                                            Date: ______________

                               KFW LOAN AGREEMENT
                             Request for drawing no.

X1a1 - Loan No. [____________]
       dated as of [____________]
                for US$[____________]

1. The Borrower hereby requests a [Floating Rate / Fixed Rate] Loan under the KfW Loan Agreement in US$ as follows:

     (a) Drawdown Date: _____________

     (b) Amount: US$_____________

2.   The Amount in paragraph 1(b) is made up of:

     (a) US$ in respect of German goods and services supplied by Polysius AG; and/or

     [(b) US$ in respect of the Facility Fee charged by HERMES for the HERMES
          Guarantee](5)

3.   The Borrower confirms that:

     (a) the representation and warranties contained in Article VI of the Master Participation Agreement shall be true and correct in all material respects as of the date of the initial disbursement;

     (b)  no MPA Default has occurred and is Continuing; and

     (c) each of the other conditions contained in [Section 5.01 [first disbursement only], [Section 5.02 [Conditions Precedent for subsequent disbursements only] of the Master Participation Agreement and [Section
          9.01 [initial disbursement only], [Section 9.02 [Conditions Precedent for subsequent disbursements only] of the KfW Loan Agreement is satisfied on the date of this Request or is expected to be satisfied immediately after the disbursement is made (as applicable).

4. The Borrower confirms that the aggregate amount borrowed under the KfW Loan Agreement does not exceed 85% of the aggregate amounts of the purchase orders placed to date under the Export Contracts plus the amounts borrowed to finance the Facility Fee.

5. The Borrower requests that the amount mentioned under paragraph 1(b) above be paid to the Onshore Dollars Account.

6. Terms defined in the KfW Loan Agreement shall bear the same meanings when used in this Request.

----------
(5) [Only applies to disbursement of the initial Advance and shall include 100% of the Facility Fee.]

                               KfW Loan Agreement

                                        BORROWER


                                        By:
                                            ------------------------------------
                                        Authorized Signatory

                               KfW Loan Agreement